                                                                   Exhibit 23(j)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A No. 811-7850) of The Parkstone Advantage Fund and to the use of our report dated February 4, 1999, incorporated by reference therein.


                                                  /s/ ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP


Columbus, Ohio
April 26, 1999